CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 17, 1998 on the financial statements of the Paragon Retirement Investment Savings Management Plan, included in the Paragon Retirement Investment Savings Management Plan annual report on Form 11-K for the year ended December 31, 1997, into the Company's previously filed Registration Statement File No. 33-73726 on
Form S-8.



                                                   Arthur Andersen LLP

Atlanta, Georgia
June 26, 1998



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